Exhibit 99.1

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

Amended and Restated Class A, W and I Share Redemption Program

Effective as of September 25, 2013

Definitions

Advisor – Shall mean Dividend Capital Total Advisors LLC.

Class A shares – Shall mean the shares of the Company’s common stock classified as Class A.

Class E shares – Shall mean the unclassified shares of the Company’s common stock.

Class E Share Redemption Program – Shall mean any share redemption program applicable to the Class E shares (including any tender offers made by the Company that may be made to provide liquidity to holders of the Class E shares).

Class I shares– Shall mean the shares of the Company’s common stock classified as Class I.

Class W shares – Shall mean the shares of the Company’s common stock classified as Class W.

Company – Shall mean Dividend Capital Diversified Property Fund Inc., a Maryland corporation. The Company may be referred to as “we” or “our” within the context of this document.

Code – Shall mean the Internal Revenue Code of 1986, as amended.

NAV – Shall mean the net asset value of the Company or a class of its shares, as the context requires, determined in accordance with the Company’s valuation policies and procedures.

Operating Partnership – Shall mean Dividend Capital Total Realty Operating Partnership LP.

Operating Partnership Agreement – Shall mean the Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

OP Units – Shall mean limited partnership interests in the Operating Partnership.

Offering – Shall mean any ongoing public offering of Class A, Class W or Class I shares, whether in a primary offering or pursuant to the Company’s distribution reinvestment plan.

Quarterly Cap – Shall have the meaning given herein.

Stockholders or stockholders – Shall mean the holders of Class A, Class W or Class I shares. Stockholders may be referred to as “you” or “your” within the context of this document.

Share Redemption Program

While you should view your investment as long term with limited liquidity, we have adopted this limited share redemption program, whereby stockholders may request that we redeem all or any portion of their shares in accordance with the procedures and subject to certain conditions and limitations described below. This share redemption program only applies to our Class A, Class W and Class I shares and not our Class E shares or the OP Units issued by our Operating Partnership. The separate Class E Share Redemption Program is applicable to Class E share redemptions, and the Operating Partnership Agreement is applicable to OP Unit redemptions. All references herein to the classes of our shares mean our Class A, Class W and Class I shares, and not our Class E shares or the OP Units issued by our Operating Partnership, unless the context otherwise requires. Because the volume limitations described below are based, in part, on the NAV of each class as of the last day of the quarter preceding the redemption request, the availability of redemptions in any quarter will be dependent upon, among other things, the success of the Offering.

Only those stockholders who received their shares directly from us (including through our distribution reinvestment plan, except as set forth below) or received their shares through one or more transactions that were not for cash or other consideration are eligible to participate in this share redemption program. Once our shares are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the shares are not eligible, unless otherwise approved by our management in its sole discretion, to participate in this share redemption program with respect to such shares that were transferred for value and any additional shares acquired by such transferee through our distribution reinvestment program.

Due to the illiquid nature of investments in real property, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See “Redemption Limitations” below. Further, our board of directors has the right to modify, suspend or terminate this share redemption program if it deems such action to be in the best interest of our stockholders.

A stockholder’s request for redemption in accordance with any of the special treatment described below in the event of the death or disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder’s disability (which we define as such term is defined in Section 72(m)(7) of the Code), as further described below.

You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redeeming of shares of our common stock:

•	Under this share redemption program, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we redeem all or any portion of their shares. Redemption requests received in good order by our transfer agent or a fund intermediary on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on that day.

•	Redemption requests received in good order by our transfer agent or a fund intermediary on a business day, but after the close of business on that day, will be effected at our NAV per share for the class of shares being redeemed calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share for the class of shares being redeemed, less any applicable short-term trading discounts. In addition, there may be a delay between your redemption decision and the execution date caused by time necessary for you to put a redemption request in “good order,” which means, for these purposes, that all required information has been completed and all proper signatures have been provided. As a result of this process, you will not know the redemption price at the time you submit your redemption request. The price at which your redemption is executed could be higher or lower than our NAV per share at the time you submit your redemption request. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, (888) 310-9352. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests received in good order before 4:00 p.m. (Eastern time) on a business day must be cancelled before 4:00 p.m. (Eastern time) on the same day. Redemption requests received in good order after 4:00 p.m. (Eastern time) on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. (Eastern time) on the next business day. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to redemption of the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds.

•	Redemption requests may generally be made by phone at (888) 310-9352 or in writing by submitting a completed redemption form, which we will provide to you at no charge, to:

For regular mail: DST Systems, Inc. PO Box 219079 Kansas City, Missouri 64121-9079	For overnight deliveries: DST Systems, Inc. 430 West 7th Street, Suite 219079 Kansas City, Missouri 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

With respect to retirement accounts or other investment accounts registered through custodians, trustees or fiduciaries, redemption requests can only be made by the authorized custodian, trustee or fiduciary, as applicable. Redemption requests with respect to such accounts or in connection with the death or disability of a stockholder must be made in writing.

•	For processed redemptions, stockholders may request that redemption proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•	Processed redemptions of more than $100,000 will be paid only via ACH or wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide bank instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via ACH or wire transfer, provided the payment amount is at least $5,000. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instructions made with a medallion signature guarantee, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be sent only to U.S. financial institutions (ACH network members).

•	A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $100,000; (2) you wish to have redemption proceeds transferred to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Because we intend to accrue distributions with daily record dates, we expect that your redemption price will reflect an impact or adjustment in NAV from the distribution accrued since the most recent quarter-end, to which you will be entitled. However, we reserve the right to adjust the periods during which distributions accrue and are paid.

Minimum Account Redemptions

In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable short-term trading discounts unless waived. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to short-term trading discount discussed below to the extent the redeemed shares were purchased within 365 days of redemption.

Available Liquidity

We may, in the Advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock, and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt related or other investments, or redemption of Class E shares or OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock in any circumstances. In order to maintain a reasonable level of liquidity, we intend to generally maintain under normal circumstances the following aggregate allocation to liquid assets: (1) 10% of the aggregate NAV of our outstanding Class A, Class W and Class I shares up to $1 billion of collective Class A, Class W and Class I share NAV and (2) 5% of the aggregate NAV of our outstanding Class A, Class W and Class I shares in excess of $1 billion of collective Class A, Class W and Class I share NAV.

Payment of Redemption Proceeds

Under normal market conditions, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent or a fund intermediary of a redemption request in good order. However, when you request to redeem shares for which the purchase money for the shares being redeemed has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the redemption price may fluctuate between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid.

Redemption Limitations

Currently, this share redemption program imposes a quarterly cap on the “net redemptions” of each of our Class A, Class W and Class I share classes equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter (the “Quarterly Cap”). We use the term “net redemptions” to mean, for any class and any quarter, the excess of our share redemptions (capital outflows) of such class over the share purchases net of sales commissions (capital inflows) of such class in the Offering. As a result, the Quarterly Cap will be relevant during a calendar quarter only to the extent the aggregate value of share redemptions of such class during the quarter exceeds the aggregate value of share purchases (net of sales commissions) of such class in the same quarter. Measuring redemptions on a net basis will allow us to provide our stockholders with more liquidity during quarters when we are experiencing inflows of capital. On any business day during a calendar quarter, the maximum amount available for redemptions of any class will be equal to (1) 5% of the NAV of such class of shares, calculated as of the last day of the previous calendar quarter, plus (2) proceeds from sales of new shares of such class in the Offering (including reinvestment of distributions but net of sales commissions) since the beginning of the current calendar quarter, less (3) proceeds paid to redeem shares of such class since the beginning of the current calendar quarter. The Quarterly Cap will be monitored each business day by us based on reports from our transfer agent, which will provide daily updated information on the proceeds from sales of new shares and the redemption proceeds paid by us. If the Quarterly Cap is reached during a given day for any class of shares, redemptions of that share class will be satisfied pro rata on that day and we will no longer redeem shares of such class for the remainder of the quarter, regardless of additional share purchases of such class by investors for the remainder of such quarter.

However, for each future quarter, our board of directors reserves the right to choose whether the Quarterly Cap will be applied to “gross redemptions,” meaning, for any class and any quarter, amounts paid to redeem shares of such class since the beginning of such calendar quarter, or “net redemptions.” In order for the board of directors to change the application of the Quarterly Cap from net redemptions to gross redemptions or vice versa, we will notify stockholders through a prospectus supplement and/or a special or periodic report filed with the Commission, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply.

On the first business day during any quarter in which we have reached that quarter’s redemption Quarterly Cap with respect to any class of our common stock, we will promptly publicly disclose such fact through a filing with the Commission and a posting to our website in order to notify stockholders of such class that the Quarterly Cap has been reached and when redemptions will resume. Unless our board of directors determines to modify, suspend or terminate this share redemption program, this share redemption program with respect to such class of shares will automatically and without stockholder notification resume normal operation on the first day of the calendar quarter following the quarter in which the Quarterly Cap was reached. After the Quarterly Cap has been reached in a quarter with respect to any class of our common stock, any unsatisfied portion of a redemption request must be resubmitted at the start of the next quarter or upon recommencement of this share redemption program, as applicable.

Even when redemption requests do not exceed the Quarterly Cap with respect to any class, we may not have a sufficient amount of liquid assets to satisfy redemption requests because our assets will consist primarily of properties and types of real estate-related assets that cannot be readily liquidated.

Our board of directors may modify, suspend or terminate this share redemption program if it deems such action to be in the best interest of our stockholders. Events that may cause our board of directors to decide to modify, suspend or terminate this share redemption program include, but are not limited to, unavailability of sufficient liquidity to fund redemption requests, adverse developments in financial markets, regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. Accordingly, stockholders cannot be assured that all of the shares in their redemption requests will be redeemed. Any suspension or termination of, or material modification to, this share redemption program will be disclosed to stockholders. If this share redemption program is suspended by our board of directors other than as a result of reaching the Quarterly Cap of a particular class of shares, our board of directors must affirmatively authorize the recommencement of the program before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of this share redemption program. We will provide notice to stockholders of any recommencement of this share redemption program following such a suspension due to action of our board of directors. Any modification, suspension or termination of this share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of Class E shares for redemption of their Class E shares pursuant to the Class E Share Redemption Program or holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

If the full amount of shares of any class of our common stock requested to be redeemed as of any given date cannot be redeemed due to the Quarterly Cap for such class or lack of readily available funds, available funds will be allocated pro rata taking into consideration the total number of shares requested to be redeemed and the NAV of our classes of common stock on that date, subject to the Quarterly Cap. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, with any remaining available funds allocated pro rata among all other redemption requests. Such determinations regarding this share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of Class E shares for redemption of their Class E shares pursuant to the Class E Share Redemption Program or holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

All unsatisfied redemption requests (including the unsatisfied portion of any request not satisfied in full) due to any of the limitations described above must be resubmitted at the start of the next quarter or upon recommencement of this share redemption program, as applicable. At the start of the next quarter, or when normal operation of the program otherwise recommences, available funds will be allocated pro rata based on the total number of shares of such class subject to pending redemption requests, subject to the Quarterly Cap (with priority given to redemption requests following the death or qualifying disability of a stockholder, as described in the paragraph above).

To avoid certain issues related to our ability to comply with the distribution requirements applicable to us as a company that has elected to be taxed as a real estate investment trust and utilize the deficiency dividend procedure, we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption.

Short-Term Trading Discounts

There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be redeemed at NAV per share for the class of shares being redeemed less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. This short-term trading discount will also generally apply to minimum account redemptions that occur during the 365 day period following the purchase of the shares. The short-term trading discount will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the short-term trading discount in the following circumstances:

•	redemptions resulting from death or qualifying disability;

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or

•	with respect to shares purchased through our distribution reinvestment plan.

In addition, the short-term trading discount may not apply to transactions initiated by the trustee or adviser to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if we determine, in our sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations.

Other

When you make a request to have shares redeemed, you should note the following:

•	any short-term trading discount will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative; for this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last;

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks; and

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld.

Internal Revenue Service regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by calling our customer service number at (888) 310-9352, we will utilize the first-in-first-out method. The tax treatment of stockholders whose shares of our common stock are redeemed by us under this share redemption program will depend on the specific circumstances of the stockholder, and each stockholder should consult his or her own tax adviser regarding the tax consequences of redemptions.

As previously described, this share redemption program, including redemption upon the death or disability of a stockholder, is not intended to provide liquidity to any stockholder (and any subsequent transferee of such stockholder) who acquired, directly or indirectly, his or her shares by purchase or other taxable transaction from another stockholder, unless shares acquired in such transactions are approved for redemption by our management in its sole discretion. In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from us, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, including transactions for the benefit of a member of the original stockholder’s immediate or extended family (including the original stockholder’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) through a transfer to a custodian, trustee or other fiduciary for the account of the original stockholder or members of the original stockholder’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

Moreover, all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

As set forth above, we will redeem shares upon the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as set forth above, we will redeem shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (which we define as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.